 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Evolus, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 6, 2024 (the “Annual Meeting”) and, among other things, the Company’s stockholders approved the Evolus, Inc. 2024 Employee Stock Purchase Plan (the “ESPP”), which was previously approved by the Board of Directors of the Company, subject to stockholder approval. The ESPP became effective on June 6, 2024, upon stockholder approval.

A summary of the ESPP is contained on pages 32 to 35 of the Company’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 26, 2024 (the “2024 Proxy”) and is incorporated herein by reference. The foregoing description of the ESPP and the description thereof incorporated by reference from the 2024 Proxy are qualified in their entirety by reference to the full text of the ESPP, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company voted on five proposals as further described in the 2024 Proxy. The results for each matter voted on by the stockholders at the Annual Meeting were as follows:

Proposal 1: The stockholders of the Company elected each of David Moatazedi, Vikram Malik and Karah Parschauer as Class III Directors for a three-year term ending at the Annual Meeting of Stockholders to be held in 2027 and until each of their successors has been duly elected and qualified, or until their earlier death, resignation or removal. The results of the stockholders’ vote with respect to the election of the Class III Directors were as follows:

Nominee	Term Expiring	For	Withhold	Broker Non-Vote
David Moatazedi	2027	35,760,304	315,672	10,304,558
Vikram Malik	2027	28,520,526	7,555,450	10,304,558
Karah Parschauer	2027	27,566,427	8,509,549	10,304,558

Proposal 2: The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The results of the stockholders’ vote with respect to such ratification were as follows:

For	Against	Abstain
46,266,815	90,103	23,616

Proposal 3: The stockholders of the Company approved the ESPP. The results of the stockholders’ vote with respect to the approval of the ESPP were as follows

For	Against	Abstain	Broker Non-Vote
26,223,926	9,653,206	198,844	10,304,558

Proposal 4: The stockholders of the Company approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the stockholders’ vote with respect to the approval, on an advisory basis of the Company's named executive officers were as follows

For	Against	Abstain	Broker Non-Vote
32,828,722	3,036,818	210,436	10,304,558

Proposal 5: The stockholder of the company approved, on a non-binding basis, one year to be the frequency of future advisory votes on the compensation paid to the Company’s named executive officers. The results for the advisory vote were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
35,844,860	32,633	155,704	42,779	10,304,558

On the basis of the results of this advisory vote and other factors, the Company’s board of directors has determined that it will include annually in the proxy materials an advisory vote on executive compensation until the next vote on the frequency of stockholder votes on the compensation of named executive officers is held.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Evolus Inc. 2024 Employee Stock Purchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: June 11, 2024	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer